Exhibit 99

Investor Relations Contact

Shane O’Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

FOR IMMEDIATE RELEASE

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL 2021

Wilmington, MA – June 30, 2021 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its third quarter ended May 29, 2021 as compared to the corresponding period in the prior fiscal year:

Q3 2021 Financial Highlights

•	Consolidated revenues for the third quarter increased 4.2% to $464.3 million.
•	Operating income was $54.2 million, an increase of 95.5%.
•	The quarterly tax rate increased to 22.9% compared to 21.8% in the prior year.
•	Net income increased to $42.0 million, or 97.4%.
•	Diluted earnings per share increased to $2.21 from $1.12, or 97.3%.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “For over a year, our Team Partners have continued to put forth tremendous efforts in the face of the many obstacles created by the pandemic. They have worked extremely hard to take care of each other and our customers during these challenging times and I want to personally thank them for their extraordinary performance.”

Segment Reporting Highlights

Core Laundry Operations

•

Revenues for the quarter increased 5.3% to $409.0 million primarily driven by the COVID-19 pandemic significantly impacting our customers’ operations and wearer levels in the prior year comparable period. This increase was partially offset by a large direct sale of $20.1 million also in the prior year.

•

Operating margin increased to 11.2% from 5.1%. The increase was primarily driven by several items affecting our prior year comparable period, including the impact of the decline in rental revenues on our cost structure, higher cost of revenues related to the large $20.1 million direct sale, higher bad debt expense and additional costs the Company incurred responding to the COVID-19 pandemic.

Specialty Garments

•	Revenues for the quarter were $38.2 million, an increase of 5.7%. This increase was primarily due to growth in our cleanroom operations as well as growth in European nuclear operations.
•

Operating margin increased to 21.7% from 17.6% a year ago. This increase was primarily due to lower merchandise costs and bad debt expense as percentage of revenue as well as costs incurred in the prior year responding to the COVID-19 pandemic. These benefits were partially offset by higher healthcare and payroll-related costs as a percentage of revenue.

•	Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•	Cash, cash equivalents and short-term investments totaled $535.0 million as of May 29, 2021.
•	The Company had no long-term debt outstanding as of May 29, 2021.
•

In the third fiscal quarter of 2021, the Company did not purchase any shares of common stock under its previously announced $100.0 million stock repurchase program. As of May 29, 2021, the Company had repurchased a total of 368,117 shares of common stock for a total of $61.8 million under the program.

•	Weighted average shares outstanding – Diluted for the third quarter of fiscal 2021 and fiscal 2020 were 19.1 million and 19.0 million shares, respectively.

Financial Outlook

Mr. Sintros continued, “Based on our results to date as well as our outlook for the remainder of the year, we now expect our revenues for fiscal 2021 to be between $1.810 billion and $1.817 billion and fully diluted earnings per share to be between $7.80 and $8.00. Increased business activity from a recovering economy is a welcome sight. However, as we look forward to fiscal 2022, we do expect our margins to be pressured by the current inflationary environment as well as a rebound of certain costs that trended lower during the pandemic.”

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the Company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products; and with 260 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the Company outfits nearly 2 million workers each business day. For more information, contact UniFirst at 800.455.7654 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company’s current views with respect to future events and financial performance, including projected revenues and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by adverse economic conditions, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic, any loss of key management or other personnel, increased costs as a result of any changes in federal or state laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding the price levels of natural gas, electricity, fuel and labor, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, including as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management (“CRM”) computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in Securities and Exchange Commission, New York Stock Exchange and accounting rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies and the other factors described under “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 29, 2020, “Item 1.A. Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended May 29, 2021	Thirteen weeks ended May 30, 2020	Thirty-nine weeks ended May 29, 2021	Thirty-nine weeks ended May 30, 2020
Revenues	$464,323	$445,518	$1,360,940	$1,375,516

Operating expenses:
Cost of revenues (1)	286,605	303,223	851,860	893,961
Selling and administrative expenses (1)	96,976	88,405	279,008	272,013
Depreciation and amortization	26,583	26,182	79,178	77,612
Total operating expenses	410,164	417,810	1,210,046	1,243,586

Operating income	54,159	27,708	150,894	131,930

Other (income) expense:
Interest income, net	(671)	(1,054)	(2,102)	(5,590)
Other expense, net	348	1,556	513	2,623
Total other (income) expense, net	(323)	502	(1,589)	(2,967)

Income before income taxes	54,482	27,206	152,483	134,897
Provision for income taxes	12,466	5,921	35,986	30,690

Net income	$42,016	$21,285	$116,497	$104,207

Income per share – Basic:
Common Stock	$2.31	$1.17	$6.42	$5.73
Class B Common Stock	$1.85	$0.94	$5.13	$4.58

Income per share – Diluted:
Common Stock	$2.21	$1.12	$6.12	$5.46

Income allocated to – Basic:
Common Stock	$35,270	$17,871	$97,792	$87,519
Class B Common Stock	$6,746	$3,414	$18,705	$16,688

Income allocated to – Diluted:
Common Stock	$42,016	$21,285	$116,497	$104,207

Weighted average shares outstanding – Basic:
Common Stock	15,238	15,255	15,238	15,285
Class B Common Stock	3,643	3,643	3,643	3,643

Weighted average shares outstanding – Diluted:
Common Stock	19,051	18,995	19,041	19,074

(1)	Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	May 29, 2021	August 29, 2020
Assets
Current assets:
Cash, cash equivalents and short-term investments	$535,005	$474,838
Receivables, net	200,136	190,916
Inventories	120,337	106,269
Rental merchandise in service	168,234	154,278
Prepaid taxes	9,264	7,115
Prepaid expenses and other current assets	37,171	35,918

Total current assets	1,070,147	969,334

Property, plant and equipment, net	606,663	582,470
Goodwill	429,762	424,844
Customer contracts and other intangible assets, net	85,910	85,536
Deferred income taxes	553	522
Operating lease right-of-use assets, net	40,423	42,710
Other assets	102,463	93,611

Total assets	$2,335,921	$2,199,027

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$69,553	$64,035
Accrued liabilities	155,729	132,965
Accrued taxes	—	527
Operating lease liabilities, current	13,002	12,569

Total current liabilities	238,284	210,096

Long-term liabilities:
Accrued liabilities	133,417	132,820
Accrued and deferred income taxes	91,066	85,721
Operating lease liabilities	27,955	29,261

Total liabilities	490,722	457,898

Shareholders’ equity:
Common Stock	1,524	1,525
Class B Common Stock	364	364
Capital surplus	87,545	86,645
Retained earnings	1,778,212	1,684,565
Accumulated other comprehensive loss	(22,446)	(31,970)

Total shareholders’ equity	1,845,199	1,741,129

Total liabilities and shareholders’ equity	$2,335,921	$2,199,027

Detail of Operating Results

(Unaudited)

Revenues

(In thousands, except percentages)	Thirteen weeks ended May 29, 2021	Thirteen weeks ended May 30, 2020	Dollar Change	Percent Change
Core Laundry Operations	$409,031	$388,411	20,620	5.3%
Specialty Garments	38,236	36,163	2,073	5.7%
First Aid	17,056	20,944	(3,888)	(18.6)%
Consolidated total	$464,323	$445,518	$18,805	4.2%

(In thousands, except percentages)	Thirty-nine weeks ended May 29, 2021	Thirty-nine weeks ended May 30, 2020	Dollar Change	Percent Change

Core Laundry Operations	$1,200,456	$1,216,901	$(16,445)	(1.4)%
Specialty Garments	111,592	105,545	6,047	5.7%
First Aid	48,892	53,070	(4,178)	(7.9)%
Consolidated total	$1,360,940	$1,375,516	$(14,576)	(1.1)%

Operating Income

(In thousands, except percentages)	Thirteen weeks ended May 29, 2021	Thirteen weeks ended May 30, 2020	Dollar Change	Percent Change
Core Laundry Operations	$45,634	$19,691	$25,943	131.8%
Specialty Garments	8,300	6,380	1,920	30.1%
First Aid	225	1,637	(1,412)	(86.3)%
Consolidated total	$54,159	$27,708	$26,451	95.5%

(In thousands, except percentages)	Thirty-nine weeks ended May 29, 2021	Thirty-nine weeks ended May 30, 2020	Dollar Change	Percent Change
Core Laundry Operations	$129,870	$111,856	$18,014	16.1%
Specialty Garments	20,693	15,886	4,807	30.3%
First Aid	331	4,188	(3,857)	(92.1)%
Consolidated total	$150,894	$131,930	$18,964	14.4%

Operating Margin

	Thirteen weeks ended May 29, 2021	Thirteen weeks ended May 30, 2020
Core Laundry Operations	11.2%	5.1%
Specialty Garments	21.7%	17.6%
First Aid	1.3%	7.8%
Consolidated total	11.7%	6.2%

	Thirty-nine weeks ended May 29, 2021	Thirty-nine weeks ended May 30, 2020
Core Laundry Operations	10.8%	9.2%
Specialty Garments	18.5%	15.1%
First Aid	0.7%	7.9%
Consolidated total	11.1%	9.6%

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Thirty-nine weeks ended May 29, 2021	Thirty-nine weeks ended May 30, 2020
Cash flows from operating activities:
Net income	$116,497	$104,207
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	79,178	77,612
Amortization of deferred financing costs	85	84
Share-based compensation	5,193	4,617
Accretion on environmental contingencies	336	403
Accretion on asset retirement obligations	740	694
Deferred income taxes	2,025	81
Other	(199)	36
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(7,657)	4,517
Inventories	(13,871)	(3,570)
Rental merchandise in service	(12,169)	23,900
Prepaid expenses and other current assets and Other assets	5,433	3,669
Accounts payable	4,019	(17,846)
Accrued liabilities	11,636	5,246
Prepaid and accrued income taxes	(3,723)	1,782
Net cash provided by operating activities	187,523	205,432

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(7,128)	(41,098)
Capital expenditures, including capitalization of software costs	(96,645)	(91,155)
Proceeds from sale of assets	551	261
Net cash used in investing activities	(103,222)	(131,992)

Cash flows from financing activities:
Payment of deferred financing costs	(822)	—
Proceeds from exercise of share-based awards	3	75
Taxes withheld and paid related to net share settlement of equity awards	(4,003)	(3,423)
Repurchase of Common Stock	(9,534)	(21,745)
Payment of cash dividends	(13,610)	(11,159)
Net cash used in financing activities	(27,966)	(36,252)

Effect of exchange rate changes	3,832	(1,276)

Net increase in cash, cash equivalents and short-term investments	60,167	35,912
Cash, cash equivalents and short-term investments at beginning of period	474,838	385,341
Cash, cash equivalents and short-term investments at end of period	$535,005	$421,253